AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           PENNSYLVANIA POWER COMPANY

                           (Effective March 15, 2002)


      FIRST:  The name of the  Corporation  is  PENNSYLVANIA  POWER COMPANY (the
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"Corporation").

      SECOND: The purposes for which the Corporation is incorporated shall be to
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engage in any or all lawful business for which  corporations may be incorporated under the provisions of the act of the General Assembly of the Commonwealth of Pennsylvania entitled "An Act authorizing the merger and consolidation of certain corporations" enacted May 3, 1909, as amended, and under all amendments and supplements thereto, or any revision or restatement thereof or any statute enacted to take the place thereof, including, but not limited to, the following purposes:

            (1) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply electricity to public and private consumers for light, heat and power and any or all other uses.

            (2) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply steam and hot water for heat and power and any or all other uses.

            (3) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply cold water and ice for cold storage and refrigerator purposes and any or all other uses.

            (4) To manufacture, acquire by purchase, lease or otherwise, transmit, distribute, sell and supply natural or artificial gas for light, heat and power and any or all other uses.

            (5) To acquire, own, maintain, operate and dispose of street and interurban railroads, with all necessary or convenient appurtenances and appliances incidental to the operation of street and interurban railroads, said railroads to be operated by electric or other motive power except steam or animal power, telegraph and telephone lines, and to acquire, own, maintain, operate and dispose of automobiles and busses with all necessary or convenient appurtenances and appliances incidental to the operation of automobiles and busses and to engage in the general business of a common carrier upon its railroad or lines of railway, and telegraph and telephone lines, or with its automobiles and busses.


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            (6) To acquire and hold the  securities of electric  power and light and gas companies and other public utility companies and companies owning the stocks or securities of public utility companies.

            (7) To acquire and hold the securities of companies engaged in the business of operating or supervising the operation of public utility companies and of companies doing a general construction, engineering or contracting business with public utility or other companies.

            (8) To invest and deal with the monies of the Corporation in any manner, and to acquire by purchase, by the exchange of stock or other securities of the Corporation, by subscription or otherwise and to invest in, to hold for investment or for any other purpose and to deal in and to use, sell, pledge or otherwise dispose of any stocks, bonds, notes, debentures and other securities and obligations of any Government, State, municipality or corporation or association or partnership, domestic or foreign (including without prejudice to the generality of the foregoing the companies described in paragraphs 6 and 7 above), and while owner of any such stocks, bonds, notes, debentures or other securities or obligations, to exercise all the rights, powers and privileges of ownership, including among other things the right to vote thereon for any and all purposes.

            (9) Either directly, or through subsidiary companies, to engage in the business of operating or supervising the management or operation of public utility companies.

            (10) To aid in any lawful manner by loan, subsidy, guaranty or otherwise, any company whose stocks, bonds, notes, debentures or other securities or obligations are held or controlled directly or indirectly by the Corporation, and to do any and all lawful acts or things necessary or advisable to protect, preserve, improve or enhance the value of any such stocks, bonds, notes, debentures or other securities or obligations.

            (11) To guarantee and to assume the payment of any dividends on any shares of the capital stock of any company in which the Corporation may either directly or indirectly have an interest as stockholder or otherwise, and to assume and to guarantee by endorsement or otherwise the payment of the principal of and the interest on bonds, notes or other obligations created or to be created by any such company.

            (12) To acquire, to develop, to improve, to sell, to assign, to transfer, to convey, to lease, to sublease, to pledge and to otherwise alienate and dispose of and to mortgage or otherwise encumber real property situated in any part of the world and the fixtures and personal property incident thereto or connected therewith.


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            (13) To develop and turn to account any land acquired by or in which the Corporation is interested and in particular by laying out and preparing the same for building purposes, constructing, altering and fully equipping buildings and by letting the same by building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, tenants and others.

            (14) To construct, improve and fully equip electric power generating works, stations and substations, transmission lines, steam heating plants, water works, gas works, reservoirs, roads and additions to or extensions or betterments of any and all of the same, and other works and conveniences which the Corporation may deem directly or indirectly conducive to these objects, and to sell, assign, transfer, convey, lease and/or sublease any of said stations, substations, works or conveniences to any other corporation or corporations, association or associations, or individual or individuals authorized to purchase or otherwise acquire or lease the same.

            (15) To purchase, to sell, to manufacture and generally to deal in building materials and goods, wares and merchandise and to carry on any other lawful trade or business incidental to or proper or useful in connection with the purchase, sale, ownership, construction and equipment of its property.

            (16) To acquire, to hold, to own, to make, to dispose of and generally to deal in grants, concessions, franchises, rights of way and contracts of every kind from or with any person, firm, association, corporation, private, public or municipal, or body politic, and from or with the government or public authorities of the United States, or of any State, territory, possession or dependency thereof, or from or with the District of Columbia, or from or with any foreign government; to cause to be formed, to promote and to aid in any way in the formation of any corporation or association, domestic or foreign.

            (17) To make and enter into all manner and kinds of contracts, agreements and obligations for the purchasing, acquiring, holding, using, dealing in, selling or otherwise disposing of any and all kinds of property, real and personal.

            (18) To borrow money, to issue bonds, debentures, notes or other obligations secured or unsecured of the Corporation; to secure the same by mortgage or mortgages or deed or deeds of trust or pledge or other lien upon any or all of the property, rights, privileges and franchises of the Corporation wheresoever situated, acquired or to be acquired; to confer upon the holders of any debentures, bonds, notes or other obligations of the Corporation secured or unsecured the right to convert the same into any class of stock of any series of the Corporation now or hereafter to be issued upon such terms as shall be fixed by the Board of Directors subject to the provisions hereof; to sell, to pledge and to otherwise dispose of


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      any  or  all   bonds,   debentures,   notes   or  other   obligations   of
      the Corporation; to purchase and otherwise to acquire shares of its own capital stock and to hold, to sell, to assign, to transfer and to reissue any or all of such shares; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the stated capital of the Corporation, except as such purchase out of capital may be permitted by law, and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly.

            (19) To acquire, to hold, to use, to sell, to assign, to lease, to mortgage and otherwise to dispose of letters patent of the United States or of any other country, patents, patent rights, copyrights, licenses and privileges, inventions, improvements and processes, trade marks and trade names or pending applications therefore, relating to or useful in connection with any business of the Corporation or of any other company or association in which the Corporation may have an interest directly or indirectly as a stockholder or otherwise.

            (20) To deal in stocks and securities either as an agent or broker or underwriter, or otherwise; to make advances or loans upon the pledge of securities to be bought, sold or otherwise dealt in, or without security, so far as may be permitted by law.

            (21) To have and to exercise all the powers now or hereafter conferred by the laws of the Commonwealth of Pennsylvania upon corporations organized under the laws under which the Corporation is organized and any and all laws amendatory thereof and supplemental thereto.

            (22) To conduct business in the Commonwealth of Pennsylvania, other States, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices out of the Commonwealth of Pennsylvania, as well as within said Commonwealth, and to hold, purchase, mortgage and convey real and personal property out of the Commonwealth of Pennsylvania as well as within said Commonwealth.

            (23) Generally to carry on and undertake any other lawful business of the same general nature, which may from time to time seem to the directors of the Corporation capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to render valuable or enhance the value of any of the Corporation's properties, privileges or rights.

            (24) Generally to perform any and all acts connected with, arising from or incidental to the business to be carried on by the Corporation, and to do all acts necessary and proper for the purposes of its business.

      The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the objects or


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powers  of  the  Corporation,  and  that  the  Corporation  shall  possess  such
incidental   powers  as  are   reasonably   necessary  or  convenient   for  the
accomplishment of any of the objects or powers enumerated above, either alone or in association with other corporations, associations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

      THIRD:  The registered office for the Corporation in this Commonwealth is:
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                           Pennsylvania Power Company
                               c/o C T Corporation
                     3 Gateway Center, Pittsburgh, PA 15222

      FOURTH:  The duration of the Corporation shall be perpetual.
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      FIFTH: The number of shares of the capital stock of the Corporation  shall
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be seven million, seven hundred thousand (7,700,000),  of which one million, two hundred thousand (1,200,000) are to have a par value of One Hundred Dollars ($100) per share and six million, five hundred thousand (6,500,000) are to have a par value of Thirty Dollars ($30) per share, divided into one million, two hundred thousand (1,200,000) shares of Preferred Stock with a par value of One
Hundred Dollars ($100) per share and six million, five hundred thousand (6,500,000) shares of Common Stock with a par value of Thirty Dollars ($30) per share.

      Unless four quarterly dividends payable on the Corporation's Preferred Stock of any series shall be in default, in whole or in part (and in such event, unless all defaults in the payment of dividends on the stock of the holders of the Corporation's Preferred Stock shall have been cured) the numbers of authorized shares of the Corporation's Preferred Stock of the par value of One Hundred Dollars ($100) per share may be increased from time to time solely by the affirmative vote in favor thereof of the holders of at least a majority of the shares of the Corporation's Common Stock at the time outstanding.

      SIXTH: The designations,  terms, relative rights, privileges,  limitation,
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preferences and voting powers,  or prohibitions,  restrictions or qualifications of the voting and other rights and power of the shares of the Preferred Stock of the Corporation, and of the Common Stock of the Corporation shall be as follows:


Preferred Stock

      Section 1. Division into and Issuance of Series of Preferred Stock
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      The  shares of the  Preferred  Stock  may be  divided  into and  issued in series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series and all shares of the Preferred Stock, irrespective of series, shall be identical except as to the following relative rights and preferences in respect of any or all of which there may be variations


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between  different  series and, to the extent that series are not established in or by these resolutions and to the extent that variations in the relative rights and preferences as between series are not fixed and determined therein, series may be established and, prior to the issuance of any shares of such series, the following relative rights and preferences of the shares thereof may be determined, by the Board of Directors or by the stockholders, as may be permitted by the laws of the Commonwealth of Pennsylvania then applicable:

      (a) The rate of dividend and the dividend payment dates;

      (b) The price at which shares may be redeemed, such price to be not less than $100 nor more than $115 per share, plus accrued dividends to the date of redemption;

      (c) The amount payable upon shares in event of involuntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

      (d) The amount payable upon shares in event of voluntary liquidation, which amount shall not be less than $100 per share or more than $115 per share, plus accrued dividends;

      (e) The terms and conditions, if any, on which shares of such series shall be by their terms convertible into or exchangeable for shares of any other class or kind of stock of the Corporation over which the Preferred Stock has preference as to payment of dividends and as to assets;

      (f) The sinking fund requirements, if any, for the purchase or redemption of shares of such series, which requirements shall not permit the purchase or redemption of shares of such series while the Corporation is subject to the Public Utility Holding Company Act of 1935 if the Corporation is in arrears with respect to dividends on any series of Preferred Stock, unless approval for such purchase or redemption has been obtained under that Act.

      The stockholders of the Corporation by resolution duly adopted by the holders of a majority of the shares entitled to vote at a meeting held for such purpose, or, if permitted by the laws of the Commonwealth of Pennsylvania then applicable, the Board of Directors, may authorize the issue and sale of any or all of the authorized and unissued shares of Preferred Stock as shares of any series of Preferred Stock already duly established or which shall be established in accordance herewith.


      Section 2.  General Provisions for Preferred Stock
      --------------------------------------------------

      The  following   provisions   shall  apply  to  all  the  Preferred  Stock
irrespective of series:


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      (A) The holders of the Preferred Stock of each series shall be entitled to receive dividends, payable when and as declared by the Board of Directors, on such dates and at such rates as shall be determined for the respective series, from the first day of the current dividend period within which such stock shall have been originally issued, before any dividends shall be declared or paid upon or set apart for the Common Stock or any other kind of stock of the Corporation not having preference over the Preferred Stock as to payment of dividends. Such dividends shall be cumulative so that if for any dividend period or periods dividends shall not have been paid or declared and set apart for payment upon all outstanding Preferred Stock at the rates determined for the respective series, the deficiency shall be fully paid, or declared and set apart for payment, before any dividends shall be declared or paid upon the Common Stock or any other class or kind of stock of the Corporation not having preference over the Preferred Stock as to payment of dividends. Dividends shall not be declared and set apart for payment, or paid, on the Preferred Stock of any one series, for any dividend period, unless dividends have been or are contemporaneously declared and set apart for payment or paid on the Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.

      (B) When full cumulative dividends as aforesaid upon the Preferred Stock of all series then outstanding for all past dividend periods and for the current dividend periods shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock or any other class or kind of stock over which such Preferred Stock has a preference as to payment of dividends, and no holders of any series of the Preferred Stock as such shall be entitled to share therein; provided, however, the declaration and payment of such dividends shall be subject to the restrictions set forth in the following provisions of this Paragraph (B):

            (1) No dividends (other than dividends paid in stock over which the Preferred Stock has preference as to payment of dividends and as to assets or dividends paid in cash or property, if presently thereafter there shall be paid to the Corporation in cash or property an amount equal to such dividends, for shares of, or as a capital contribution with respect to, such stock over which the Preferred Stock has such preference) shall be paid or any other distribution of assets made, by purchase of shares or otherwise, on Common Stock or on any other junior stock, as herein defined, except out of accumulated surplus available for distribution to stock over which the Preferred Stock has preference as to payment of dividends and as to assets, earned subsequent to November 30, 1945, or if, at the time of declaration thereof or the making of such distribution there shall not remain to the credit of earned surplus account (after deducting therefrom the amount of such dividends and distributions), an amount at least equal to two and one-half (2-1/2) times the annual dividend requirements on all then outstanding shares of the Preferred Stock and of all other classes or kinds of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to assets; and

            (2) The Corporation shall not, unless authorized by the affirmative vote of the holders of at least 66-2/3% of the shares of the Preferred



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      Stock at the time  outstanding,  pay any junior stock dividend,  as herein defined (other than a dividend paid in shares of junior stock and other than dividends paid in cash if simultaneously therewith or immediately thereafter there shall be paid to the Corporation for shares of or as a capital contribution with respect to junior stock cash in an amount equal to such dividend), in contravention of the following provisions:

                  (a) If and so long  as the  junior  stock  equity,  as  herein defined, at the end of the calendar month immediately preceding the date on which a dividend on junior stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, as herein defined, the Corporation shall not declare such dividends in an amount which, together with all other dividends on junior stock paid within the year ending with and including the date on which such dividend is payable, exceeds 50% of the net income of the Corporation available for dividends on junior stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on junior stock which under the restrictions set forth above in this subdivision (a) could have been, and have not been declared; and

                  (b) If and so long as the  junior  stock  equity at the end of the calendar month immediately preceding the date on which a dividend on junior stock is declared is, or as a result of such dividend would become, less than 25% but not less than 20% of total capitalization, the Corporation shall not declare dividends on junior stock in an amount which, together with all other dividends on junior stock paid within the year ending with and including the date on which such dividend is payable, exceeds 75% of the net income of the Corporation available for dividends on junior stock for the twelve full calendar months immediately preceding the calendar month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on junior stock which under the restrictions set forth above in subdivision (a) and in this subdivision (b) could have been, and have not been, declared.

      As used in this Paragraph (B) "junior stock dividend" means any dividend or distribution of assets in respect of shares of any stock (in this Paragraph
(B) and in Paragraph (F)(3) called "junior stock") of the Corporation over which the Preferred Stock has preference as to dividends or as to assets and any purchase or other acquisition of shares of such junior stock.

      As used in this Paragraph (B) and in Paragraph (F)(3) "junior stock equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares of junior stock, all earned surplus, capital or paid-in surplus, and any premiums on the junior stock then carried on the books of the Corporation, less


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            (i)  the  excess,  if  any,  of  the  aggregate  amount  payable  on involuntary liquidation of the Corporation upon all outstanding shares of stock of the Corporation of all classes other than junior stock over the sum of (x) the aggregate par or stated value of such shares and (y) any premiums thereon;

            (ii) any amounts on the books of the Corporation known, or estimated if not known, to represent the excess, if any, or recorded value over original cost of used or useful utility plant; and

            (iii) any intangible items set forth on the asset side of the balance sheet of the Corporation as the result of accounting convention, such as unamortized debt discount and expense;

provided, however, that no deductions shall be required to be made in respect of items referred to in subdivisions (ii) and (iii) above in cases in which such items are being amortized or are provided for, or are being provided for, by reserves.

      As used in this Paragraph (B) "total capitalization" shall mean the aggregate of

            (i) the principal amount of all outstanding indebtedness of the Corporation maturing more than twelve months after the date of issue thereof; and

            (ii) the par value or stated capital represented by, and any premiums carried on the books of the Corporation in respect of, the outstanding shares of all classes of the capital stock of the Corporation, earned surplus, and capital or paid-in surplus, less any amounts required to be deducted pursuant to subdivisions (ii) and (iii) of the immediately preceding paragraph in the determination of junior stock equity.

      (C) Upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series, without any preference of the shares of any series of Preferred Stock over the shares of any other series of Preferred Stock, shall be entitled to receive out of the assets of the Corporation, whether capital, surplus or other, before any distribution of the assets to be distributed shall be made to the holders of Common Stock or of any other class or kind of stock not having preference as to assets over the Preferred Stock, the amount determined to be payable on the shares of such series in the event of voluntary or involuntary liquidation, as the case may be. In case the assets shall not be sufficient to pay in full the amounts determined to be payable on all the shares of Preferred Stock in the event of voluntary or involuntary liquidation, as the case may be, then the assets available for such payment shall be distributed to the extent available as follows: first, to the payment, pro rata, of $100 per share on each share of Preferred Stock outstanding irrespective of series; second, to the payment of the accrued dividends on such shares, such payment to be made pro rata in accordance with the amount of accrued dividends on each such share; and, third, to the payment of any amounts in excess of $100 per share plus accrued dividends which shall have been determined to be payable on the shares of any series in the event of voluntary or involuntary liquidation, as the case may be, such payment also to be made pro rata in accordance with the amounts, if any, so payable on each such share. After payment to the holders of the Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation, either upon any distribution of such assets or upon dissolution, liquidation or winding up, and the remaining assets to be distributed, if any, upon a distribution of such assets or upon dissolution, liquidation or winding up, may be distributed among the holders of the Common Stock or of any other class or kind of stock over which the Preferred Stock has preference as to assets. Without limiting the right of the Corporation to distribute its assets or to dissolve, liquidate or wind up in connection with any sale, merger or consolidation, the sale of all the property of the Corporation to, or the merger or consolidation of the Corporation into or with, any other Corporation shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this Paragraph (C).

      (D) At the  option  of the  Board of  Directors  of the  Corporation,  the
Corporation  may  redeem  any  series  of  Preferred  Stock   determined  to  be
redeemable, and each said series may be redeemed as a whole or in part, at any time at the redemption price determined for such series; provided, however, that not less than thirty nor more than sixty days previous to the date fixed for redemption a notice of the time and place thereof shall be given to the holders of record of the Preferred Stock so to be redeemed by mail or publication, in such manner as may be prescribed by the By-Laws of the Corporation or by resolution of the Board of Directors, provided that such resolution shall in no way conflict with the By-Laws; and, provided, further, that, in every case of redemption of less than all of the outstanding shares of any one series of Preferred Stock, the shares of such series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. At any time after notice of redemption has been given in the manner prescribed by the By-Laws of the Corporation or by resolution of the Board of Directors to the holders of stock so to be redeemed, the Corporation may deposit, or may cause its nominee to deposit, the aggregate redemption price with some bank or trust company in the Borough of Manhattan, The City of New York, named in such notice, payable on the date fixed for redemption as aforesaid and in the amounts aforesaid to the respective orders of the holders of the shares so to be redeemed, on endorsement to the Corporation or its nominee, or otherwise, as may be required, and upon surrender of the certificates for such shares. Upon the deposit of said money as aforesaid, or, if no such deposit is made, upon said redemption date (unless the Corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit, or, if no such deposit is made, after the redemption date (the Corporation not having defaulted in making payment of the redemption price as set forth in such notice), the said holders shall have no interest in or claim against the Corporation, or its nominee, with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or, if no such deposit is made, from the Corporation, without interest thereon, upon endorsement, if required, and surrender of the certificates as aforesaid.

      If such deposit shall be made by a nominee of the Corporation as aforesaid, the previous holders of the shares for the redemption of which such deposit shall have been made shall, upon such deposit, cease to have any rights or interest in said shares except as set forth in the foregoing paragraph, and such nominee shall, upon such deposit, become the owner of the shares with respect to which such deposit was made and certificates of stock may be issued to such nominee in evidence of such ownership.

      In case the holder of any such Preferred Stock shall not, within six years after said deposit, claim the amount deposited as above stated for the redemption thereof, the Depositary shall upon demand pay over to the Corporation such amounts so deposited and the Depositary shall thereupon be relieved from all responsibility to the holder thereof. No interest on such deposit shall be payable to any such holder.

      Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock; provided, however, that if the Corporation be in default with respect to any quarterly dividend on any share of the Preferred Stock, it shall not acquire any shares of the Preferred Stock (except by redemption of all shares of the Preferred Stock) unless approval is obtained under the Public Utility Holding Company Act of 1935.

      (E) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote in favor thereof of the holders of at least 66-2/3% of the shares of Preferred Stock at the time outstanding, create or authorize any shares of any class of shares preferred as to dividends or as to assets over the Preferred Stock or issue any shares of any such prior ranking stock more than twelve months after the date of such a vote of the Preferred Stock, or change any of the rights and preferences of the then outstanding Preferred Stock so as to affect adversely the holders thereof; provided, however, that nothing in this Paragraph (E) contained shall authorize any such creation or change by the vote of the holders of a less number of shares of Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for such creation or change by the laws of the Commonwealth of Pennsylvania at the time applicable thereto.

      (F) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote in favor thereof of the holders of at least a majority of the shares of Preferred Stock at the time outstanding,

            (1) merge or consolidate with or into any other Corporation or Corporations or sell or otherwise dispose of all or substantially all of its assets unless such merger, consolidation, sale or other disposition, or the issuance or assumption of securities in the effectuation thereof, shall have been ordered, approved or permitted by a regulatory authority of the Commonwealth of Pennsylvania having jurisdiction in the premises and shall have been ordered or approved under the Public Utility Holding Company Act of 1935; provided, however, that nothing in this Paragraph (F)

      (1) contained shall authorize any such merger, consolidation, sale or other disposition by the vote of the holders of a less number of shares of the Preferred Stock, or of any other class of stock, or of all classes of stock, than is required for any such merger, consolidation, sale or other disposition by the laws of the Commonwealth of Pennsylvania at the time applicable thereto; and provided, further, that the provisions of this Paragraph (F) (1) shall not apply to a purchase or other acquisition by the Corporation of franchises or assets of another Corporation in any manner which does not involve a merger or consolidation;

            (2)  issue  any  unsecured  notes,  debentures  or other  securities
      representing  unsecured   indebtedness,   or  assume  any  such  unsecured
      securities, for purposes other than the refunding of outstanding securities theretofore issued or assumed by the Corporation or the redemption or other retirement of all outstanding shares of one or more series of the Preferred Stock or of any class or kind of stock over which the Preferred Stock does not have preference as to dividends and as to assets, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed) would exceed 10% of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding and (ii) the aggregate, at the time of such issue or assumption, of the par value of, or stated capital represented by, the outstanding shares of all classes of stock and of the surplus of the Corporation (paid-in, earned and other, if any); or

            (3) issue, sell or otherwise dispose of any additional shares, or any reacquired shares, of Preferred Stock or of any other class of stock over which the outstanding shares of the Preferred Stock does not have preference as to dividends and as to assets, unless

                        (i) the net income of the Corporation  available for the
            payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance, sale or disposition of such stock (including, in any case in which such stock is to be issued, sold or otherwise disposed of in connection with the acquisition of new property, the net income of the property to be so acquired, computed on the same basis as the net income of the Corporation available for the payment of dividends) is at least equal to two and one-half (2-1/2) times the annual dividend requirements of all outstanding shares of Preferred Stock and of all classes or kinds of stock over which the Preferred Stock does not have preference as to dividends and as to assets, including the shares proposed to be issued;

                        (ii) in a case in which such issuance, sale or disposition is for any purpose other than to refinance an equal par amount or stated value of Preferred Stock or of any other class of stock over which the Preferred Stock does not have preference as to dividends and as to assets, the gross income of the Corporation (after all taxes including taxes based on income), for twelve consecutive calendar months within a period of fifteen calendar months immediately preceding the calendar month of such issuance (including, in any case in which such stock is to be issued in connection with the acquisition of new property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation) is equal to at least 1-1/2 times the aggregate of the annual interest charges on indebtedness of the Corporation which will be outstanding immediately after the issuance of such shares and the annual dividend requirements on all Preferred Stock (including dividend requirements on any class of stock over which the shares to be issued do not have preference as to dividends and as to assets), which will be outstanding immediately after the issuance of such shares;

                        (iii) in a case in which such issuance, sale or disposition is for any purpose other than to refinance an equal par amount or stated value of Preferred Stock or of any other class of stock over which the Preferred Stock does not have preference as to dividends and as to assets, the aggregate of the junior stock equity as defined in Paragraph (B) is at least equal to the aggregate amount payable in connection with an involuntary liquidation of the Corporation with respect to all shares of the Preferred Stock and all shares of any class of stock, if any, over which the Preferred Stock does not have preference as to dividends and as to assets, which will be outstanding immediately after the issuance of such shares; and

                        (iv) in the case of Preferred Stock, if the total number
            of shares thereof thereafter issued and outstanding would exceed 50,000, or in the case of any other class of stock over which the outstanding shares of the Preferred Stock does not have preference as to dividends and as to assets, in any event, prior thereto or simultaneously therewith, the total par value of, or stated capital represented by, shares of stock over which the Preferred Stock has preference as to dividends and as to assets shall have been increased over $4,500,000 by an amount at least equal to $75 for each share so to be issued of Preferred Stock in excess of 50,000 shares or of any class or kind of stock over which the Preferred Stock does not have preference as to dividends and as to assets.

            If for the purposes of meeting the requirements of clause (iii) of this Paragraph (F) (3) above, it shall have been necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on or make any distributions in respect of, or purchase or otherwise acquire for value, junior stock as defined in Paragraph (B) which would result in reducing the junior stock equity to an amount less than the amount payable on involuntary liquidation of the Corporation with respect to all shares of Preferred Stock and all shares of any class of stock over which the Preferred Stock does not have preference as to dividends and as to assets, at the time outstanding.

            If, during the period as of which gross income is to be determined for the purposes of this Paragraph (F)(3), the amount, if any, required to be expended by the Corporation for property additions pursuant to a maintenance and replacement requirement or similar replacement and renewal requirement established under its mortgage indenture shall exceed the amount deducted in the determination of such gross income on account of depreciation and amortization of electric or gas plant acquisition adjustments, such excess shall also be deducted in determining such gross income.

      (G) The term "accrued dividends" shall be deemed to mean in respect of any share of the Preferred Stock of any series, as of any given date, the amount, if any, by which the product of the rate of dividend per annum, determined upon the shares of such series, multiplied by the number of years and any fractional part of a year which shall have elapsed from the date after which dividends on such stock became cumulative to such given date, exceeds the total dividends actually paid on such stock and the dividends declared and set apart for payment. Accumulations of dividends shall not bear interest.

      The term "outstanding", whenever used herein with respect to shares of Preferred Stock or of any other class or kind of stock which are by their terms redeemable, or with respect to bonds or other evidences of indebtedness, shall not include any such shares or bonds or evidences of indebtedness which have been called for redemption in accordance with the provisions applicable thereto, of which call for redemption notice shall have been given or appropriately provided for, as required by such provisions, and for the redemption of which a sum of money sufficient to pay the amount payable on such redemption shall have been deposited by the Corporation with a bank or trust company, irrevocably in trust for such purpose, or any bonds or other evidences of indebtedness for the payment of which at maturity provision has been made in a similar manner.

      The term "net income of the Corporation available for the payment of dividends" shall mean the balance remaining after deducting from the total gross earnings of the Corporation from all sources the following: (a) all operating expenses and taxes, including charges to income for general taxes and for federal income and excess profits taxes, for retirement or depreciation reserve and for amortization or other disposition of amounts, if any, classified as amounts in excess of original cost of utility plant, and (b) all interest charges and other income deductions, including charges to income for amortization of debt discount, premium and expense. For the purpose of computing such net income of the Corporation available for the payment of dividends, there shall not be deducted any provision made on the books of the Corporation or otherwise for the amortization of Preferred Stock premium, discount, commission and expense.

      Section 3.  Established Series of Preferred Stock
      --------------------------------------------------

      Without any limitation of the foregoing provisions for the establishment of shares of Preferred Stock as shares of various series of Preferred, there have been and hereby are established and confirmed the following series of Preferred Stock, namely: the 4.25% Preferred Stock, consisting of 41,049 shares; the 4.24% Preferred Stock, consisting of 40,000 shares; the 4.64% Preferred Stock, consisting of 60,000 shares, the 7.75% Preferred Stock, consisting of 250,000 shares and the 7.625% Preferred Stock, consisting of 150,000 shares.

      a.  4.25% Preferred Stock

      The relative rights and preferences of the shares of said 4.25% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series of the Preferred Stock shall be as follows:

      Section (i) Dividend Rights The rate of dividends shall be 4.25% per annum and the dividend payment dates shall be the first days of February, May, August and November in each year.

      Section (ii) Redemption Rights The price at which shares may be redeemed shall be $107.50 per share if redeemed prior to January 1, 1954 and $105 per share if redeemed on or after said date, plus accrued dividends in either case to the date of redemption.

      Section (iii)  Liquidation Rights

            (a) The amount payable in event of involuntary liquidation shall be $100 per share, plus accrued dividends;.

            (b) The amount payable in event of voluntary liquidation shall be $105 per share, plus accrued dividends.

      Section (iv) Conversion Rights The shares of such series shall not be, by their terms, convertible or exchangeable.


      b.  4.24% Preferred Stock

      The relative rights and preferences of the shares of said 4.24% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series of Preferred Stock shall be as follows:

      Section (i) Dividend Rights The rate of dividends shall be 4.24% per annum and the dividend payment dates shall be the first days of March, June, September and December in each year.

      Section (ii) Redemption Rights The price at which shares may be redeemed shall be $105.125 per share if redeemed on or before March 1, 1956, $104.125 if redeemed after March 1, 1956 and on or before March 1, 1961, and $103.125 if redeemed after March 1, 1961, plus accrued dividends in any case to the date of redemption.

      Section (iii)  Liquidation Rights

            (a) The amount payable in event of involuntary liquidation shall be $100 per share, plus accrued dividends;

            (b) The amount payable in event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation.

      Section (iv) Conversion Rights The shares of such series shall not be, by their terms, convertible or exchangeable.


      c.  4.64% Preferred Stock

      The relative rights and preferences of the shares of said 4.64% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series of Preferred Stock shall be as follows:

      Section (i) Dividend Rights The rate of dividends shall be 4.64% per annum and the dividend payment dates shall be the first days of March, June, September and December in each year.

      Section (ii) Redemption Rights The price at which shares may be redeemed shall be $106.62 per share if redeemed on or before June 1, 1963, $105.40 if redeemed after June 1, 1963 and on or before June 1, 1968, $104.19 if redeemed after June 1, 1968 and on or before June 1, 1973, and $102.98 if redeemed after June 1, 1973, plus accrued dividends in any case to the date of redemption.

      Section (iii)  Liquidation Rights

            (a) The amount payable in event of involuntary liquidation shall be $100 per share, plus accrued dividends;

            (b) The amount payable in event of voluntary liquidation shall be the redemption price in effect at the date of such liquidation.

      Section (iv) Conversion Rights The shares of such series shall not be, by their terms, convertible or exchangeable.

      d.  7.75% Preferred Stock

      The relative rights and preferences of the shares of said 7.75% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series of Preferred Stock shall be as follows:

            Section (i) Dividend Rights The rate of dividend shall be 7.75% per annum, when and as declared by the Board of Directors, and subject to the applicable provisions of the Business Corporation Law, and the dividend payment dates shall be the first days of January, April, July, and October in each year.

            Section (ii) Redemption Rights No shares of the 7.75% Preferred Stock shall be redeemable on or before July 1, 2003. After July 1, 2003, the price at which shares may be optionally redeemed shall be $100 per share plus an amount equal to the accumulated and unpaid dividends to the date set for redemption.

            Section (iii)  Liquidation Rights

                  (a) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

                  (b) The amount  payable in the event of voluntary  liquidation shall be $100 per share, plus accrued dividends.

            Section (iv) Conversion Rights The shares shall not be, by their terms, convertible or exchangeable.

            Section (v) Sinking Fund Requirements There shall not be any sinking fund requirements for the purchase or redemption of the 7.75% Preferred Stock.

      e.  7.625% Preferred Stock

      The relative rights and preferences of the shares of said 7.625% Preferred Stock in those respects in which the shares thereof may vary from the shares of other series of Preferred Stock shall be as follows:

            Section (i) Dividend Rights The rate of dividend shall be 7.625% per annum, when and as declared by the Board of Directors, and subject to the applicable provisions of the Business Corporation Law, and the dividend payment dates shall be the first days of January, April, July, and October in each year; provided, however, that with respect to the dividend payable on January 1, 1993, the first day of the dividend period with respect to which such dividend is paid shall be the first day of the actual issuance of the 7.625% Preferred Stock.

            Section (ii) Redemption Rights The price at which shares may be optionally redeemed shall be as follows:

              If Redemption is Made
               During the 12-Month
           Period Beginning October 1                     Redemption
                   In the Year                          Price Per Share
           --------------------------                   ---------------

                       1997.............................    $107.63
                       1998.............................     106.86
                       1999.............................     106.10
                       2000.............................     105.34
                       2001.............................     104.58
                       2002.............................     103.81
                       2003.............................     103.05
                       2004.............................     102.29
                       2005.............................     101.52
                       2006.............................     100.76
                       2007 and thereafter..............     100.00,

      plus accrued dividends in each case to the date of redemption; provided, however, that no share of the 7.625% Preferred Stock shall be redeemable prior to October 1, 1997.

            Any shares of 7.625% Preferred Stock so redeemed may be given the status of authorized but unissued shares of Preferred Stock and may be reissued as shares of Preferred Stock, but none of such shares shall be reissued as shares of 7.625% Preferred Stock, nor shall any of such shares be credited in satisfaction of the obligations of the Company set forth in subsection (v) hereof. No shares of Preferred Stock (in addition to the 150,000 shares thereof initially proposed to be issued) shall be issued as shares of 7.625% Preferred Stock.

            Section (iii)  Liquidation Rights

                  (a) The amount payable in the event of involuntary liquidation shall be $100 per share, plus accrued dividends;

                  (b) The amount  payable in the event of voluntary  liquidation shall be the optional redemption price for the date on which such liquidation occurs.

            Section (iv) Conversion Rights The shares shall not be, by their terms, convertible or exchangeable.

            Section (v)  Sinking Fund Requirements

                  (a) On  October  1,  2002  and on each  October  1  thereafter through  and  including  October 1, 2007 (a  `Sinking  Fund  Payment
            Date'), the Corporation, subject to the applicable provisions of Pennsylvania law, shall redeem, at a redemption price per share equal to $100 plus accrued dividends to the date of redemption (the `Sinking Fund Redemption Price'), as and for a sinking fund for the 7.625% Preferred Stock, in each year prior to 2007, 7,500 shares of the 7.625% Preferred Stock and, in 2007, the remaining outstanding shares of the 7.625% Preferred Stock, provided that if, on any Sinking Fund Payment Date, the number of outstanding shares of the 7.625% Preferred Stock shall be less than 7,500, then the number of shares to be redeemed as and for the sinking fund created hereby shall be equal to such number of outstanding shares of the 7.625% Preferred Stock. The obligation of the Corporation to make such sinking fund redemptions shall be cumulative, so that all shares of the 7.625% Preferred Stock previously required to be redeemed pursuant to this subsection (v)(a) on a certain Sinking Fund Payment Date but not redeemed on such date shall be added to the number of shares of the 7.625% Preferred Stock otherwise required to be redeemed on the next succeeding Sinking Fund Payment Date and shall also be redeemed on such date, subject to the applicable provisions of Pennsylvania law. The Corporation shall redeem the full number of shares of 7.625% Preferred Stock required to be redeemed by it pursuant to this subsection (v)(a) in each calendar year and all prior calendar years before dividends (other than dividends payable in Common Stock) shall be paid or any other distribution of assets made (by purchase of shares or otherwise), in such calendar year, on Common Stock or any other stock of the Corporation over which the 7.625% Preferred Stock has preference as to the payment of dividends or as to assets.

                  (b) No  redemption,  acquisition  or  purchase  of  any  stock ranking equally with or junior to the 7.625% Preferred Stock shall occur during any period when the mandatory redemption of shares described in paragraph (a) of this subsection (a) is in arrears, except for payments of arrears through redemptions of shares of classes of Preferred Stock and of any kind of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to assets which the Corporation is then obligated to redeem or purchase.

                  (c) If on any Sinking Fund Payment Date funds legally available therefor are insufficient to permit the Corporation to redeem the full number of shares of 7.625% Preferred Stock so required to be redeemed on such date, the Corporation shall apply to such redemption the proportion of such funds which bears the same ratio to the amount required for the redemption of the full number of such shares required to be redeemed on such Sinking Fund Payment Date as the total amount of such funds bears to the total amount required for the purchase or redemption of all shares of all classes of Preferred Stock and of any kind of stock over which the Preferred Stock does not have preference as to the payment of dividends and as to assets which the Corporation is then obligated to redeem or purchase.


Common Stock

      There shall be a class of stock of the Corporation designated Common Stock and each share of Common Stock shall be equal to every other share of said stock in every respect.


Voting Powers

      At all elections of directors of the Corporation, and on all other matters, except on matters in respect of which the laws of the Commonwealth of Pennsylvania shall provide that all stockholders shall have the right to vote irrespective of whether such right has been relinquished by any of such stockholders and except as otherwise herein provided, the holders of the Common Stock shall have the exclusive right to vote; provided, however, that, whenever and as often as four quarterly dividends payable on the Preferred Stock of any series shall be in default, in whole or in part, the holders of the Preferred Stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors of the Corporation, and, in all matters other than the election of directors, each holder of one or more shares of Preferred Stock shall be entitled to one vote for each such share or stock held by him. In the event of default entitling the Preferred Stock to vote as aforesaid, the holders of the Common Stock shall have the exclusive right, voting separately and as a class, to vote for and to elect the greatest number of directors which shall constitute a minority of the then authorized number of directors of the Corporation, and, in all matters other than the election of directors, each holder of Common Stock shall be entitled to one vote for each such share of stock held by him. The voting rights of the holders of the Preferred Stock, however, shall cease when all defaults in the payment of dividends on their stock shall have been cured, and such dividends shall be declared and paid out of any funds legally available therefor as soon as, in the judgment of the Board of Directors, is reasonably practicable. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect a majority of the directors shall accrue to the holders of the Preferred Stock, as herein provided, shall terminate upon the election of their successors at a meeting of the stockholders of the Corporation then entitled to vote. Such meeting shall be held at any time after the accrual of such voting power upon notice similar to that provided in the By-Laws of the Corporation for a meeting of the stockholders at the request in writing of the holders of not less than 10% of the number of shares of the then outstanding Preferred Stock entitled to vote addressed to the Secretary of the Corporation at its principal business office. Any vacancy in the Board of Directors occurring during any period that the Preferred Stock shall have representatives on the Board shall be filled by a majority vote of the remaining directors representing the class of stock theretofore represented by the director causing the vacancy. Upon the termination of such exclusive right of the holders of the Preferred Stock to elect a majority of the directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at a meeting of the stockholders of the Corporation then entitled to vote. Such meeting shall be held at any time after the termination of such exclusive right of the holders of the Preferred Stock to elect a majority of the directors upon notice similar to that provided in the By-Laws of the Corporation for a meeting of the stockholders at the request in writing of the holders of not less than 10% of the number of shares of the then outstanding Common Stock addressed to the Secretary of the Corporation at its principal business office.

      At all meetings of the stockholders held for the purpose of electing directors during such times as the holders of the Preferred Stock shall have the exclusive right to elect a majority of the directors of the Corporation, the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for election of directors; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided, further, that, in the absence of a quorum of the holders of stock of either class, a majority of those holders of such stock who are present in person or by proxy shall have the power to adjourn the election of those directors to be elected by that class from time to time without notice, other than announcement at the meeting, until the requisite amount of holders of stock of such class shall be present in person or by proxy. For the purposes of the foregoing provisions, the Preferred Stock of all series shall be deemed to be a single class.

      At all elections of directors of the Corporation, each stockholder may cast the whole number of his votes for one candidate for whom he may vote, or distribute them among two or more such candidates as he may prefer.


Miscellaneous Provisions

      The holders of the Preferred Stock shall have no preemptive rights to subscribe to any additional shares of the capital stock of the Corporation of any kind, or any rights to exchange shares issued for shares to be issued; but, before issuing or disposing of any shares of Common Stock or any bonds, debentures, or other obligations or rights or options, which are convertible into or exchangeable for or which entitle the holder or owner to subscribe for or purchase any shares of Common Stock, the Board of Directors shall offer to the holders of the Common Stock at the time outstanding, and the holders thereof shall be entitled to purchase or subscribe for the shares of Common Stock or the bonds, debentures, or other obligations or rights or options, which are convertible into or exchangeable for such stock or which entitle the holder or owner thereof to subscribe for or purchase such stock, upon terms not less favorable to the purchaser (without deduction of such reasonable compensation, allowance or discount for the sale, underwriting or purchase thereof as may be fixed by the Board of Directors) than those on which the Board of Directors issue and dispose of such stock, bonds, debentures, obligations or rights to other than such holders of Common Stock.

      The Corporation may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws of the Commonwealth of Pennsylvania then applicable.

      Subject to any applicable limitations contained in the foregoing Paragraphs (B), (C), (D), and (F)(3) of Section 2 (General Provisions for Preferred Stock) of this ARTICLE SIXTH, , the Corporation may from time to time, out of its net profits or surplus earnings, purchase any of its stock outstanding at such prices as may be fixed by its Board of Directors and accepted by the holders of the stock purchased but such price shall not exceed the then applicable redemption price, if any, of the stock purchased.


      Seventh:  Section 1. Directors and Officers as Fiduciaries.
      -------   ------------------------------------------------

      A director or officer of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director or officer, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his or her duties, a director or officer shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent with respect to the matters presented, counsel, public accountants or other persons as to matters that the director or officer reasonably believes to be within the professional or expert competence of such person, or a committee of the Board of Directors upon which the director or officer does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director or officer reasonably believes to merit confidence. A director or officer shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted. Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or officer of the Corporation or any failure to take any action shall be presumed to be in the best interests of the Corporation.

      Section 2.  Personal Liability of Directors.
      -------------------------------------------

      A director of the Corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-Laws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      Section 3.  Personal Liability of Officers.
      ------------------------------------------

      An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under these Articles of Incorporation, the By-Laws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      Section 4.  Interpretation of Article.
      -------------------------------------

The provisions of Sections 2 and 3 of this Seventh Article shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law. The provisions of this Seventh Article have been adopted pursuant to the authority of section 204A(10) of the Pennsylvania Business Corporation Law, as amended, and under all amendments and supplements thereto, or any revision or restatement thereof or any statute enacted to take the place thereof, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while this article is in effect, and each person who serves as a director or officer of the Corporation while this article is in effect shall be deemed to be doing so in reliance on the provisions of this article and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, by-law, agreement, vote of shareholders or disinterested directors or otherwise. No amendment to or repeal of this Seventh Article nor the adoption of any provision of these Articles of Corporation inconsistent with this article, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Seventh Article, the party or parties challenging the right of a director or officer to the benefits of this article shall have the burden of proof.